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                                  EXHIBIT 10.1

                               FORMATION AGREEMENT

         This Formation Agreement (this "Agreement") is made as of the 15th day of October, 1996, by and between BIOFACTORS, INC., a Delaware corporation ("BFI"), and VOICE PLUS, INC., a California corporation ("VPI").


                                   WITNESSETH:

         WHEREAS, BFI is the developer and marketer of a system to assess performance readiness called the FACTOR 1000(R) system;

         WHEREAS, VPI is a systems integrator and national distributor of voice processing equipment;

         WHEREAS, BFI and VPI have determined that it would be desirable to combine the marketing, distribution and service capabilities of VPI with the experienced product and business development skills of BFI management and BFI's proprietary FACTOR 1000 technology;

         WHEREAS, to effect such combination, BFI and VPI have determined that BFI and VPI should become wholly-owned subsidiaries of a newly formed Delaware corporation ("Parent");

         WHEREAS, BFI and VPI have also determined that, as part of such combination, Parent should undertake an underwritten initial public offering of its common stock ("Parent Common Stock") pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "IPO"); and

         WHEREAS, BFI and VPI intend that the foregoing steps be accomplished pursuant to an integrated transaction which constitutes a Section 351 transaction for federal income tax purposes.

         THEREFORE, in consideration of the foregoing and of the mutual promises and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

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         1. Formation of Parent. BFI and VPI shall cause the formation of Parent as a corporation under the laws of the State of Delaware pursuant to a Certificate of Incorporation substantially in the form attached hereto as EXHIBIT A. Initially, for purposes of effecting the transactions described herein, BFI and VPI each shall own 50 percent of the issued and outstanding shares of capital stock of Parent.

         2. Formation of Merger Subsidiaries. To facilitate the mergers described in Section 3, Parent shall cause the formation of two corporations under the laws of the State of Delaware (the "Merger Subs"), and shall acquire all of the issued and outstanding shares of their capital stock.

         3. Mergers. In furtherance of the intent of the parties that BFI and VPI become wholly-owned subsidiaries of Parent, pursuant to agreements substantially in the forms attached hereto as EXHIBITS B and C, the Merger Subs shall be merged with and into BFI and VPI, respectively, the separate corporate existence of the Merger Subs shall cease, and BFI and VPI shall be the surviving corporations.

         4. Public Offering. The parties hereby agree to use all commercially reasonable efforts to cause Parent to file a registration statement ("Registration Statement") with the Securities and Exchange Commission to initiate the IPO and to cause the Registration Statement to be declared effective on or before March 31, 1997. It is further agreed that BFI shall advance to Parent sufficient funds to pay all costs, fees and expenses of the IPO (except the underwriting discount and fees in connection with the concurrent registration and sale of shares of Parent Common Stock owned by the sole stockholder of VPI), which advance shall be repaid upon completion of the IPO.

         5. Section 351 Treatment. The obligation of each of BFI and VPI to consummate each of the transactions described in Sections 3 and 4 in which it is a participant shall be contingent upon all of the transactions described in Sections 3 and 4 being consummated. The parties intend that such transactions shall be integrated for federal income tax purposes and shall together constitute a single transaction described in Section 351 of the Internal Revenue Code of 1986, as amended, as a transfer of property to Parent.

         6. Miscellaneous.

            a. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and in the Exhibits hereto and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, or terminated only by a written instrument duly executed by both parties.



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            b. This Agreement may not be assigned by either party.

            c. This Agreement shall be governed by and construed under the law of the State of Colorado, disregarding Colorado principles of conflicts of laws which would otherwise provide for the application of the substantive laws of another jurisdiction.

            d. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

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            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            BIOFACTORS, INC.


                                            By: /s/ ESMOND T. GOEI
                                               ---------------------------------
                                                Esmond T. Goei, President, CEO
                                                and Chairman


                                            VOICE PLUS, INC.


                                            By: /s/ JAMES S. GILLESPIE
                                               ---------------------------------
                                                James S. Gillespie, President

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